Exhibit 9(d)

FORM OF FOURTH AMENDMENT

TO

CUSTODY AGREEMENT

THIS FOURTH AMENDMENT TO THE CUSTODY AGREEMENT (the “Agreement”) is made as of [            ], 2014, by and between The Tocqueville Trust, a Massachusetts business Trust (the “Trust”) and U.S. Bank, N.A., a national banking association (“US Bank”).

The parties hereto, desiring to amend the Agreement, agree as follows:

W I T N E S S E T H:

WHEREAS, the Trust and US Bank desire to amend Exhibit C of the Agreement dated as of March 13, 2008, as amended on September 24, 2009, October 12, 2010, and December 6, 2011, to include The Tocqueville Alternative Strategies Fund as an investment portfolio for which US Bank serves as custodian.

NOW, THEREFORE, the parties hereby agree that Exhibit C to the Agreement is hereby amended as follows:

EXHIBIT C TO THE AGREEMENT

SERIES OF THE TOCQUEVILLE TRUST

(Revised [            ], 2014)

The Tocqueville Fund

The Tocqueville Opportunity Fund

The Tocqueville International Value Fund

The Tocqueville Gold Fund

The Delafield Fund

The Tocqueville Select Fund

The Tocqueville Alternative Strategies Fund

IN WITNESS WHEREOF, the parties hereto have executed this FOURTH AMENDMENT TO THE AGREEMENT as of the day and year first above written.

THE TOCQUEVILLE TRUST

By:
Name:
Title:

U.S. BANK, N.A.

By:
Name:
Title: